Exhibit 99.1

Newfield Exploration Reports First Quarter 2014 Results
First quarter net production exceeds guidance mid-point by 0.4 MMBOE

The Woodlands, Texas – April 29, 2014 – Newfield Exploration Company (NYSE: NFX) today reported its unaudited first quarter 2014 financial results and provided an update on its operations. Recent operational highlights are detailed in the Company’s @NFX publication, located on its website. Newfield will host a conference call at 10 a.m. CDT, April 30, 2014. To listen to the call, please visit Newfield’s website at http://www.newfield.com. To participate in the call, dial 480-293-0669.

With the recent sale of Newfield’s Malaysia business and the process underway to divest its China business, the financial and operating results for the Company’s international businesses are reported as “discontinued operations.”

Consolidated net income for the first quarter of 2014 was $284 million, or $2.07 per diluted share (all per share amounts are on a diluted basis). Net income would have been $60 million, or $0.44 per diluted share, excluding the following:

» an unrealized loss on commodity derivatives of $57 million ($36 million after-tax), or $0.27 per share, and

» net income from discontinued international operations of $260 million, or $1.90 per share, which includes the gain on the sale of the Company’s Malaysia business.

First quarter net cash provided by operating activities before changes in operating assets and liabilities was $345 million. See “Explanation and Reconciliation of Non-GAAP Financial Measures” found after the financial statements in this release.

First Quarter 2014 Production Summary

Newfield’s net production from continuing operations in the first quarter of 2014 was 10.7 MMBOE, exceeding the mid-point of quarterly guidance by 0.4 MMBOE. Net liftings from discontinued operations totaled approximately 1.0 MMBOE. Domestic liquids production in the first quarter was up 3% compared to the fourth quarter of 2013. Liquids comprised 54% of total first quarter domestic production.

Operational Highlights

For complete highlights and a summary of wells completed in the first quarter of 2014, see the Company’s @NFX publication located on its website.

Anadarko Basin

Newfield is operating eight rigs in the Anadarko Basin of Oklahoma. Planned investments for 2014 total $700 million and net production in 2014 is expected to double year-over-year. The Company is planning to drill about 70 wells in the SCOOP and STACK plays and exit 2014 with net production of nearly 50,000 BOEPD. Newfield’s first quarter net production averaged 29,500 BOEPD in the Anadarko Basin. Newfield has more than 225,000 net acres in the Anadarko Basin, where the SCOOP and STACK plays offer multiple “stacked” geologic horizons for exploitation.

➢
The “Wright” development, located in the SCOOP Wet Gas portion of the play, recently commenced production. The Wright was developed on six-well per section spacing, with super-extended laterals (SXLs) of approximately 7,800’. The average initial 24-hour gross production from the five new wells was 2,006 BOEPD. Approximately 30% of the initial production stream was oil. The original well was drilled in 2012 to hold the section by production.

➢
The “Gregory” development, located in the SCOOP Oil portion of the play, commenced production from four wells in late 2013.  The Gregory was developed on five-well per section spacing and had an average lateral length of approximately 4,950’. Initial average 24-hour gross production from the four Gregory wells was 1,545 BOEPD. Gross production from the wells averaged 1,346 BOEPD, 1,200 BOEPD and 1,115 BOEPD over 30, 60 and 90 days, respectively. About one-third of the 90-day production stream is oil.

➢
The “Mary” SXL well, located in the STACK play, had initial 24-hour gross production of 832 BOEPD, of which 83% was oil. The Mary had average gross production of more than 650 BOEPD over the first 90 days (81% oil).

Sales volumes have recently benefited from the March 2014 completion of a large, third-party field gathering system upgrade in the SCOOP region. This expansion increased natural gas processing capacity to approximately 200 MMcfe/d.

Uinta Basin

Uinta Basin net production in the first quarter of 2014 averaged 24,900 BOEPD. The Company expects to grow its annual Uinta Basin production by about 5% over 2013 levels. Capital investments are focused on two areas -- the waterflood development of the Greater Monument Butte Unit (GMBU) and the assessment of high-potential, horizontal plays in the adjacent Central Basin.

Newfield plans to drill up to 15 SXLs in the Central Basin in 2014 to test the Wasatch and Uteland Butte plays. Three of the new wells are now producing and two operated rigs are currently running. The Company is encouraged with the early production data and has seen economic benefits through the drilling of SXLs. Newfield expects to provide an update on its SXL program in the summer of 2014 as additional wells are completed and longer-term production rates are established.

Williston Basin

Williston Basin net production in the first quarter of 2014 averaged nearly 15,000 BOEPD, benefiting from 16 new wells placed on-line. The Company expects its 2014 volumes in the Williston Basin to increase about 40% over 2013 levels. Newfield is operating a four-rig program and expects to drill about 50 wells in 2014.

Newfield’s average gross initial 24-hour production from its Williston Basin completions was 2,355 BOEPD. Recent completions continue to show the efficiencies of full-field development and well costs averaged approximately $8.4 million, including about $0.8 million in artificial lift and facilities costs.

Eagle Ford

Eagle Ford net production in the first quarter of 2014 was nearly 11,000 BOEPD. The Company is running a single-rig program to develop its West Asherton field and Fashing area. Production is expected to maintain current levels throughout 2014 and grow approximately 30% year-over-year.  Newfield expects to drill about 20 wells during 2014. Current 7,500’ lateral well costs are averaging approximately $6.7 million, including artificial lift and facilities costs.

Production, Costs and Expenses

The following table depicts our actual production and costs and expenses from continuing operations for the first quarter of 2014, as well as our second quarter and full-year 2014 estimates.

	21Q14	2Q14e14e	2014e
Production:
Oil (MMBO)	4.1	4.0 – 4.2	16.4 – 18.2
NGLs (MMBbls)	1.7	1.7 – 1.9	7.8 – 8.3
Natural Gas (Bcf)	29.8	30.0 – 31.0	119 – 129
Total (MMBOE)	10.7	10.7 – 11.3	44.0 – 48.0

Costs and Expenses:*
Total LOE ($MM)	$111	$110	$440
Production & Other Taxes ($MM)**	$25	$32	$120
DD&A Expense ($MM)	$188	$196	$840
General & Administrative (G&A), net ($MM)	$56	$55	$210
Capitalized Internal Costs ($MM)	$(36)	$(32)	$(130)
Interest Expense ($MM)	$51	$50	$200
Capitalized Interest ($MM)	$(13)	$(12)	$(45)
*Production, Costs and Expenses are based on continuing operations and Costs and Expenses are expected to be within 7% of the estimates above.
**Assumes $102/Bbl and $4.50/Mmbtu for 2Q14 and $100/Bbl and $4.60/Mmbtu for 2Q14 - 4Q14.

Newfield Exploration Company is an independent energy company engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids. We are focused on North American resource plays and our principal areas of operation include the Mid-Continent, the Rocky Mountains and onshore Gulf Coast.

**This release contains forward-looking information. All information other than historical facts included in this release, such as information regarding estimated or anticipated drilling plans, planned capital expenditures, and estimated production, is forward-looking information. Although Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services, the availability of refining capacity for the crude oil Newfield produces in the Uinta Basin, the availability and cost of capital resources, new regulations or changes in tax legislation, labor conditions and severe weather conditions. In addition, the drilling of oil and natural gas wells and the production of hydrocarbons are subject to numerous governmental regulations and operating risks. Other factors that could impact forward-looking statements are described in "Risk Factors" in Newfield's 2013 Annual Report on Form 10-K and other subsequent public filings with the Securities and Exchange Commission, which can be found at www.sec.gov. Unpredictable or unknown factors, not discussed in this press release, could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Unless legally required, Newfield undertakes no obligation to publicly update or revise any forward-looking statements.

For additional information, please contact Newfield’s Investor Relations department.
Phone: 281-210-5201
Email: info@newfield.com

	1Q14 Actual

1Q14 Actual Results	Domestic (Continuing Operations)	Int'l (Discontinued Operations)	Total

Production/LiftingsNote 1
Crude oil and condensate - MMBbls	4.1	1.0	5.1
Natural gas - Bcf	29.8	—	29.8
NGLs - MMBbls	1.7	—	1.7
Total MMBOE	10.7	1.0	11.7

Average Realized PricesNote 2
Crude oil and condensate - $/Bbl	$82.26	$109.46	$87.52
Natural gas - $/Mcf	$3.89	$—	$3.89
NGLs - $/Bbl	$38.11	$—	$38.11
Bbl equivalent - $/BOE	$48.91	$109.46	$54.12

Operating Expenses:
Lease operating ($MM)
Recurring	$62.4	$14.7	$77.1
Major (workovers, etc.)	$11.6	$—	$11.6
Transportation	$36.6	$—	$36.6

Lease operating (per BOE)
Recurring	$5.96	$14.87	$6.73
Major (workovers, etc.)	$1.12	$—	$1.02
Transportation	$3.50	$—	$3.20

Production and other taxes ($MM)	$25.4	$28.3	$53.7
per BOE	$2.43	$28.68	$4.69

General and administrative (G&A), net ($MM)	$55.6	$—	$55.6
per BOE	$5.32	$—	$5.32

Capitalized internal costs ($MM)			$(41.9)
per BOE			$(3.66)

Interest expense ($MM)			$51.4
per BOE			$4.50

Capitalized interest ($MM)			$(12.6)
per BOE			$(1.10)

______ Note 1: Represents volumes lifted and sold regardless of when produced. Includes natural gas produced and consumed in our operations of 1.8 Bcf during the three months ended March 31, 2014.
Note 2: Average realized prices include the effects of derivative contracts. If the effects of these contracts were excluded, the average realized price for domestic natural gas would have been $4.65 per Mcf and the domestic and total crude oil and condensate average realized prices would have been $86.46 and $90.91 per barrel, respectively. We did not have any derivative contracts associated with NGL production as of March 31, 2014.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited, in millions, except per share data)
	For the Three Months Ended March 31,
	2014	2013

Oil, gas and NGL revenues	$553	$370

Operating expenses:
Lease operating	111	88
Production and other taxes	25	12
Depreciation, depletion and amortization	188	147
General and administrative	56	45
Total operating expenses	380	292

Income from operations	173	78

Other income (expenses):
Interest expense	(51)	(51)
Capitalized interest	13	14
Commodity derivative income (expense)	(96)	(84)
Other, net	2	2
Total other income (expense)	(132)	(119)

Income (loss) from continuing operations before income taxes	41	(41)

Income tax provision (benefit)	17	(16)
Income (loss) from continuing operations	24	(25)
Income (loss) from discontinued operations, net of tax	260	17
Net income (loss)	$284	$(8)

Earnings (loss) per share:
Basic:
Income (loss) from continuing operations	$0.17	$(0.19)
Income (loss) from discontinued operations	1.91	0.13
Basic earnings (loss) per share	$2.08	$(0.06)
Diluted:
Income (loss) from continuing operations	$0.17	$(0.19)
Income (loss) from discontinued operations	1.90	0.13
Diluted earnings (loss) per share	$2.07	$(0.06)

Weighted-average number of shares outstanding for basic income (loss) per share	136	135

Weighted-average number of shares outstanding for diluted income (loss) per share	137	135

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)
	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$107	$95
Restricted cash	—	90
Other current assets	480	716
Total current assets	587	901

Oil and gas properties, net (full cost method)	7,812	8,101
Derivative assets	17	26
Other assets	235	293
Total assets	$8,651	$9,321

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Derivative liabilities	$108	$62
Other current liabilities	807	1,228
Total current liabilities	915	1,290

Other liabilities	30	38
Derivative liabilities	2	—
Long-term debt	3,046	3,694
Asset retirement obligations	107	201
Deferred taxes	1,301	1,142
Total long-term liabilities	4,486	5,075

STOCKHOLDERS' EQUITY
Common stock and additional paid-in capital	1,537	1,527
Accumulated other comprehensive gain	2	2
Retained earnings	1,711	1,427
Total stockholders' equity	3,250	2,956
Total liabilities and stockholders' equity	$8,651	$9,321

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)
	For the Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$284	$(8)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, depletion and amortization	224	222
Deferred tax provision (benefit)	161	(13)
Stock-based compensation	11	9
Commodity derivative (income) expense	96	84
Cash receipts (payments) on derivative settlements, net	(39)	27
Gain on sale of Malaysia business	(388)	—
Other, net	(4)	2
	345	323
Changes in operating assets and liabilities	20	36
Net cash provided by operating activities	365	359

Cash flows from investing activities:
Additions to oil and gas properties and other	(561)	(403)
Proceeds from sales of oil and gas properties	10	4
Proceeds received from sale of Malaysia business, net	809	—
Redemptions of investments	39	—
Net cash provided by (used in) investing activities	297	(399)

Cash flows from financing activities:
Net repayments under credit arrangements	(649)	—
Other	(1)	(4)
Net cash used in financing activities	(650)	(4)

Increase (decrease) in cash and cash equivalents	12	(44)
Cash and cash equivalents, beginning of period	95	88
Cash and cash equivalents, end of period	$107	$44

Explanation and Reconciliation of Non-GAAP Financial Measures
Earnings Stated Without the Effect of Certain Items
Earnings stated without the effect of certain items is a non-GAAP financial measure. Earnings without the effect of these items are presented because they affect the comparability of operating results from period to period. In addition, earnings without the effect of these items are more comparable to earnings estimates provided by securities analysts.

A reconciliation of earnings for the first quarter of 2014 stated without the effect of certain items to net income (loss) is shown below:

1Q14
(in millions)
Net Income	$284
Income from discontinued operations, net of tax	(260)
Income from continuing operations	24
Net unrealized loss on commodity derivatives(1)	57
Income tax adjustment for above item	(21)
Earnings stated without the effect of the above items	$60

(1) The determination of "Net unrealized loss on commodity derivatives" for the first quarter 2014 is as follows:

1Q14
(in millions)
Commodity derivative expense	$(96)
Cash payments on derivative settlements, net	39
Net unrealized loss on commodity derivatives	$(57)

Net Cash Provided by Operating Activities Before Changes in Operating Assets and Liabilities
Net cash provided by operating activities before changes in operating assets and liabilities is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. This measure should not be considered as an alternative to net cash provided by operating activities as defined by U.S. generally accepted accounting principles.

A reconciliation of net cash provided by operating activities before changes in operating assets and liabilities to net cash provided by operating activities is shown below:

1Q14
(in millions)
Net cash provided by operating activities	$365
Net change in operating assets and liabilities	(20)
Net cash provided by operating activities before changes
in operating assets and liabilities	$345